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                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT


        THIS PURCHASE AGREEMENT (the "Agreement") is entered into this 9th day of February, 2001 between Orbital Sciences Corporation, a Delaware corporation ("Orbital") and Orbital Imaging Corporation, a Delaware corporation ("ORBIMAGE").

WHEREAS Orbital and ORBIMAGE are parties to that certain Termination of Radarsat-2 License Agreement and Grant of Territorial License dated February 9, 2001 by and among Orbital, ORBIMAGE and MacDonald, Dettwiler and Associates Ltd., a Canadian corporation ("MDA") (the "MDA Agreement") pursuant to which Orbital has agreed to make certain accommodations to MDA in accordance with this Agreement.

        NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the parties hereto agree as follows:

1.      AGREEMENT TO PURCHASE

        (a) Subject to the conditions set forth in subparagraph (b) below and pursuant to the terms set forth herein, Orbital hereby agrees to purchase receivables from ORBIMAGE for an aggregate purchase price of up to $10,000,000, which receivables amount would be discounted to the present value at the time of purchase at a discount rate sufficient to enable Orbital to recover the purchase price plus interest on the unrecovered amount of the purchase price at an annual rate of 8% (assuming payment consistent with prior payment patterns). Orbital will make up to two $5,000,000 cash purchases, due and payable in full no later than the due date of any applicable license payment owed by ORBIMAGE under the MDA Agreement,, of (i) receivables under contracts for satellite imagery or other ORBIMAGE products and services generated by the ORBVIEW-2 satellite and
(ii) such other receivables of ORBIMAGE reasonably acceptable to each of ORBIMAGE and Orbital, which, when added to the ORBVIEW-2 receivables, are reasonably expected to generate payments in the aggregate of not less than $4 million in any given year. Receivables proposed to be sold to Orbital must be reasonably satisfactory to Orbital.

        (b) Orbital's obligation to make each purchase set forth in subparagraph (a) above is conditioned upon the following:

                (i)     ORBIMAGE shall have notified Orbital in writing five
(5) business days before a license fee payment is due under the MDA Agreement that ORBIMAGE will be unable to make such payment to MDA due to financial hardship;

                (ii) the Third Amended and Restated Credit and Reimbursement Agreement between Orbital, Morgan Guaranty Trust Company of New York as collateral agent and the other banks shall be matured in accordance with its terms on July 1, 2002 and no loans or commitments to loan to Orbital shall remain outstanding; and


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                (iii)   Such receivables shall be valid and of good quality
(including lack of any encumbrances continuing in effect on or after the purchase date and free of claims of offset), and ORBIMAGE shall have taken all actions necessary either to cause an assignment of the contracts or rights to the receivables to Orbital to be effective concurrent with the installment purchase or to make arrangements reasonably satisfactory to Orbital for the continued collection of the receivables by ORBIMAGE and the prompt remission of amounts collected by ORBIMAGE to Orbital. Orbital is entitled to make any filings necessary under the Uniform Commercial Code with and submit notices to account debtors as necessary with respect to the receivables.

        (c) ORBIMAGE agrees that it shall take such actions that are reasonably necessary to ensure that the contracts relating to the purchased receivables continue in full force and effect in accordance with their terms, or on terms no less favorable to Orbital.

        (d) ORBIMAGE shall not enter into any agreement with MDA that affects the amounts of the license fee payments or their due dates under the MDA Agreement without Orbital's prior consent, unless such agreements cause such payments to be decreased or postponed.

2.      IRREVOCABLE DIRECTION TO PAY; ASSIGNMENT

        (a) ORBIMAGE hereby irrevocably directs Orbital to remit any payments to be made hereunder directly to MDA to be applied to ORBIMAGE's Radarsat-2 license fee obligations under the MDA Agreement.

        (b) ORBIMAGE hereby assigns to MDA all amounts to become due from Orbital hereunder.

3.      REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; LIMITATION OF LIABILITY

        (a) Each party represents and warrants to the other that it has full right and authority to enter into this Agreement and to perform its obligations hereunder.

        (b) Each party agrees to indemnify and hold harmless the other, and its officers, directors, employees, agents and representatives from and against all claims, demands or liabilities (including reasonable attorneys' fees) of third parties arising from or in connection with the other party's breach of any representations, warranties, covenants or agreements contained herein.

        (c) IN NO EVENT SHALL ORBITAL OR ORBIMAGE BE LIABLE TO EACH OTHER UNDER THIS AGREEMENT FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAD OR SHOULD HAVE HAD KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

4. CONSENT TO ASSUMPTION. Orbital acknowledges that it is aware (a) of ORBIMAGE's current financial condition and results of operations and (b) that ORBIMAGE is considering various alternatives to restructure its operations, which alternatives include without limitation the filing of a petition under Chapter 11 of Title 11 of the United States Code (together with the


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Federal Rules of Bankruptcy Procedure and all other rules and judicial decisions and orders thereunder, the "Bankruptcy Law"). In the event ORBIMAGE files such a petition, Orbital hereby expressly consents to the assumption of this Agreement by ORBIMAGE (subject to applicable bankruptcy court approval under Bankruptcy Code Sections 364 and 365, as applicable) in any proceeding under Bankruptcy
Law, notwithstanding the existence of any provisions under Bankruptcy Law that would provide Orbital with a defense to such assumption.

5.      MISCELLANEOUS

        (a) Neither party shall assign its rights or obligations hereunder without the prior written consent of the other party, which shall not be unreasonably withheld.

        (b) All notices, requests and other communications to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent either by telecopy, by reputable overnight courier or delivered in person addressed as follows:

                (i)     If to Orbital, to it at:

                        21700 Atlantic Blvd.
                        Dulles, VA  20166
                        Telecopy:  (703) 406-5572
                        Attention:  General Counsel

                (ii)    If to ORBIMAGE, to it at:

                        21700 Atlantic Blvd.
                        Dulles, VA  20166
                        Telecopy:  (703) 406-5552
                        Attention:  Gil Rye

                        with a copy to General Counsel

or to such other persons or addresses as any party may designate by written notice to any other. Each such notice, request or other communication shall be effective (A) if given by telecopy, when such telecopy is transmitted and the appropriate answerback is received; (B) if given by reputable overnight courier, on one (1) business day after being delivered or (C) if given by any other means, when received at the address specified in this paragraph.

        (c) This Agreement shall be binding upon the parties, their successors and permitted assigns.

        (d) This Agreement contains the entire understanding between Orbital and ORBIMAGE and supersedes all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by all parties.


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        (e)     The construction, interpretation and performance of this
Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions hereof. The parties agree that service of process may be made upon each other in any such action in the same manner in which notice may be given pursuant to this Agreement. No party may bring any action for a claim under this Agreement later than one (1) year after the termination of this Agreement; provided that claims under any provision of this Agreement that survive termination of this Agreement may be brought within one (1) year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the party asserting such claim.

        (f) It is understood and agreed that no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

        (g) If any part of this Agreement shall be held unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect, unless such unenforceability impairs the fundamental purpose or expectations of the parties hereto.

        (h) Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        (i) ORBIMAGE and Orbital are independent contractors to one another, and with respect to this Agreement, no party has the authority to bind any other in any way or to any third party, and nothing in this Agreement shall be construed as granting any party the right or authority to act as a representative, agent, employee or joint venturer of any other.


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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

ORBITAL SCIENCES CORPORATION



By:
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        David W. Thompson
        Chairman and Chief Executive Officer


ORBITAL IMAGING CORPORATION



By:
        ------------------------------------------------
        Gilbert D. Rye
        President and Chief Executive Officer